                                                                    Exhibit f.15

                                                                  EXECUTION COPY

                               CUSTODIAL AGREEMENT


                  THIS CUSTODIAL AGREEMENT (the "Agreement") dated as of December 31, 1996, is entered into among SIRROM FUNDING CORPORATION ("SFC"), SIRROM CAPITAL CORPORATION ("Sirrom"), FIRST TRUST NATIONAL ASSOCIATION ("First Trust") in its capacity as the "Custodian" and ING BARING (U.S.) CAPITAL MARKETS, INC., as agent for certain Holders of Notes issued under the Indenture referred to below (the "Program Agent"). Capitalized terms used herein which are not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.


                              PRELIMINARY STATEMENT


                  WHEREAS, SFC and Sirrom are parties to that certain Loan Sale and Contribution Agreement of even date herewith (as amended, modified or supplemented from time to time, the "Loan Purchase Agreement") pursuant to SFC may from time to time purchase loans (the "Issuer Loans") from Sirrom.

                  WHEREAS, SFC as the Issuer, Sirrom as the initial Servicer and First Trust as Trustee, are parties to that certain Master Trust Indenture and Security Agreement of even date herewith (as amended, modified or supplemented from time to time, together with any "Supplements" thereto, the "Indenture") pursuant to which SFC has pledged, among other things, the Issuer Loans to the Trustee, for the benefit of the Noteholders.

                  WHEREAS, SFC has requested that First Trust act as custodian (the "Custodian") for the purposes of (i) receiving and holding all Loan Documents relating to all Issuer Loans purchased by SFC from Sirrom from time to time and (ii) to act as the agent of the Noteholders for the purpose of perfection under Article 9 of the UCC.

                  WHEREAS, First Trust is willing to act in such capacity as Custodian.

                  NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  SECTION 1.01. Definitions. As used herein, the following terms shall have the meanings assigned thereto below:

                  "Authorized Employee" means any of the employees of the Program Agent listed on Schedule I hereto and any other employee of the Program Agent who is hereafter authorized in writing by an existing Authorized Employee (which authorization must be delivered to SFC and to the Custodian) to act as an Authorized Employee of the Program Agent hereunder, provided, however, that any Authorized Employee may send a notice to SFC and the Custodian informing them of any other Authorized Employee who ceases to be an Authorized Employee.

                  "Report" has the meaning ascribed to such term in
Section 2.08.

                  "Report Effective Date" has the meaning ascribed to such term in Section 2.08.

                  "Responsible Officer" means, with respect to SFC, the officers set forth on Exhibit E.

                  "Termination Date" means that date when the Trustee notifies the Custodian in writing that the satisfaction and discharge of the obligations of the Issuer under the Indenture shall have occurred.


                                   ARTICLE II
                                    CUSTODIAN

                  SECTION 2.01. Designation and Appointment of First Trust as Custodian. First Trust is hereby designated as, and hereby agrees to perform the duties and obligations of, the Custodian under and as set forth in this Agreement. First Trust shall serve as Custodian from the date hereof until the Termination Date, subject to resignation or removal pursuant to Section 4.05 hereof.

                  SECTION 2.02. Duties of the Custodian. (a) At all times that First Trust shall be the Custodian, it shall duly discharge its duties of receiving and holding the Loan Documents in accordance with this Agreement. As to any matters not expressly provided for by this Agreement, the Custodian shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Program Agent (executed by an Authorized Employee); provided, however, that the Custodian shall not be required to take any action which is contrary to this Agreement or applicable law, or which is not reasonably incidental to its duties and responsibilities under this Agreement or is of a type unrelated to its business.

                  (b) First Trust is hereby authorized and empowered, with the prior written consent of the Program Agent, SFC, Sirrom and the Trustee, to subcontract with or delegate to any other Person (at the Custodian's expense) for performance of its duties and obligations as Custodian described in this Agreement; provided that such other Person shall not become the Custodian hereunder and the First Trust shall remain liable for the performance of its duties and obligations as the Custodian pursuant to the terms hereof. The Program Agent, SFC, Sirrom and the Trustee hereby consent to the appointment by First Trust of SunTrust Bank, Nashville, N.A. as its subcontractor for the performance of its duties described herein. Each subcontracting agreement will be upon such terms and conditions as are not inconsistent with this Agreement. All compensation payable to a subcontractor under any subcontracting agreement shall be payable by the Custodian from the fee received by it pursuant to
Section 4.01 hereof or otherwise from its own funds, and neither the Trustee, Sirrom, SFC nor the Program Agent shall have any obligations, duties or liabilities of any kind whatsoever under any such subcontracting agreements.

                  SECTION 2.03. Loan Documents; Agent for Perfection. (a) From time to time as provided in the Loan Purchase Agreement, the Loan Documents related to the Issuer Loans shall be delivered by Sirrom to the Custodian. All such Loan Documents shall be held by the Custodian pursuant to the terms hereof. The Loan Documents for each Issuer Loan delivered to you must include, among other things, (i) the original executed promissory note (the "Loan Note") related to such Issuer Loan, endorsed by SFC (directly on such Loan Note or by means of an allonge to such Loan Note) as follows: "Pay to the order of First Trust National Association, as Trustee without recourse" and signed by a Responsible Officer of SFC, with all prior and intervening endorsements showing a complete chain of endorsement to SFC, (ii)(A) executed originals of all other instruments included in the Loan Documents as described on the applicable Loan Document Transmittal Sheet and (B) executed originals or copies of the loan agreement and security agreement (which may be in the form of a loan and security agreement) and all other Loan Documents described on the applicable Loan Document Transmittal Sheet. With each delivery of Loan Documents to the Custodian, Sirrom shall provide the Custodian with a summary of specific information with respect to each Issuer Loan (a "Loan Document Transmittal Sheet")(with simultaneous delivery thereof by facsimile to the Trustee and the Program Agent) substantially in the form of Exhibit A hereto. No later than the Business Day after receipt thereof, the Custodian shall (i) confirm the information set forth on each Loan Document Transmittal Sheet, noting thereon all discrepancies between the information contained thereon and the Loan Documents related thereto (if any), and (ii) deliver such Loan Document Transmittal Sheet by facsimile to the Trustee, the Program Agent, SFC and Sirrom.

                  (b) In order to perfect the interests of the Noteholders in the Loan Notes related to Issuer Loans subject to the security interest granted in the Indenture, the Custodian, acting directly or through its agents, shall hold the Loan Notes, as agent hereunder for the Noteholders on the terms and conditions hereinafter set forth.

                  SECTION 2.04. Removal of Loan Documents. (a) The Program Agent shall have the unlimited right, upon written notice (by facsimile or otherwise), which notice shall include a statement explicitly requesting the delivery of all or any portion of the Loan Documents relating to one or more Issuer Loans, executed by an Authorized Employee and delivered to the Custodian, with a copy sent to SFC, Sirrom and the Trustee, to remove all or any portion of the Loan Documents relating to one or more Issuer Loans from the Custodian.

                  (b) From time to time, with not less than three Business Days prior written notice (substantially in the form of Exhibit B-1 hereto) delivered to the Custodian (with simultaneous delivery thereof by facsimile to the Trustee and the Program Agent), SFC may request the Custodian to release certain Loan Documents held by the Custodian to the Servicer; provided, that the Custodian shall release such Loan Documents only if (i) the Program Agent shall have notified the Custodian in writing (with simultaneous delivery thereof by facsimile to the Trustee and SFC) to release such Loan Documents, and (ii) SFC and Sirrom shall have certified that either (1)(A) the applicable Issuer Loan is an Ineligible Purchased Loan (as such term is defined in the Loan Purchase Agreement) and (B) Sirrom has, pursuant to Section 8.02 of the Loan Purchase Agreement, either (x) substituted a new Eligible Loan therefor and delivered the Loan

Documents related thereto to the Custodian or (y) repurchased such Ineligible Purchased Loan by depositing repurchase price thereof to the Collection Account, or (2) the release is being requested pursuant to Section 2.06(a) of the Indenture and all of the conditions precedent to such release have been satisfied. The right of SFC to request the release of Loan Documents under this
Section 2.04(b) may be withdrawn by the Program Agent at any time by written notice to the Custodian from an Authorized Employee. Promptly upon the satisfaction of the conditions precedent to any release of Loan Documents held by the Custodian (including, without limitation, the receipt by the Program Agent of the certification described in clause (ii) of the immediately preceding sentence) the Program Agent shall direct the Custodian to release such Loan Documents.

                  (c) From time to time, with not less than three Business Days prior written notice (substantially in the form of Exhibit B-2 hereto) delivered to the Custodian (with simultaneous delivery thereof by facsimile to the Trustee and the Program Agent), the Servicer may request the Custodian to release certain Loan Documents held by the Custodian to the Servicer; provided, that the Custodian shall release such Loan Documents only if (i) the Program Agent shall have notified the Custodian in writing (with simultaneous delivery thereof by facsimile to the Trustee and the Servicer) to release such Loan Documents, and
(ii) the Servicer shall have certified that either (1)(A) the applicable Issuer Loan has been paid in full and (B) that all amounts received or to be received in connection with such payment which are required to be transferred to the Collection Account in accordance with the terms of the Indenture have been so transferred or (2) the Servicer has reasonably determined that it is necessary to take possession of the Loan Documents with respect to such Issuer Loan for the purpose of foreclosure thereon or further servicing thereof. The right of the Servicer to request the release of Loan Documents under this Section 2.04(c) may be withdrawn by the Program Agent at any time by written notice to the Custodian from an Authorized Employee.

                  (d) Notwithstanding the requirement for three Business Days prior written notice to the Custodian in respect to any request for the release of certain Loan Documents as set forth in clauses (b) and (c) of this Section 2.04, the Custodian agrees to use its reasonable best efforts to accommodate requests on shorter notice so long as (i) all other conditions precedent to any such requested release are satisfied prior to such release and (ii) such requests have not, in the Custodian's sole determination, become regular.

                  (e) Other than as described in the this Section 2.04 and as otherwise required by law, the Custodian shall have no authority to release any Loan Documents to any Person, including, without limitation, SFC and Sirrom.

                  SECTION 2.05. Documents held by the Custodian. All Loan Documents coming into the possession of the Custodian, (a) shall be held by it in trust for the benefit of the Trustee, on behalf of the Noteholders, and shall be segregated from all other documents held by the Custodian and placed for safekeeping in a fireproof vault (or similar safekeeping device) located on its premises, (b) shall be held by it as agent and bailee on behalf of the Trustee for the purposes of perfecting the security interest therein of the Trustee, (c) shall be made available to the Trustee and the Program Agent upon reasonable prior notification on any Business Day, for inspection or otherwise, upon the Trustee's or Program Agent's request therefor, and (d) shall be held in a manner which allows such Loan Documents to be released within two Business Days following the Custodian's receipt of notice pursuant to the terms set forth in
Section 2.04 above.

                  SECTION 2.06 No Liens or Encumbrances. The Custodian hereby agrees not to assert any statutory or possessory liens or encumbrances of any kind with respect to the Loan Documents held by it, and hereby waives all such liens and encumbrances.

                  SECTION 2.07. Maintenance of Records. The Custodian shall implement and maintain administrative and operating procedures pursuant to which it shall keep and maintain all records and information necessary to permit the regular identification of all Loan Documents held or released by it.

                  SECTION 2.08. Reports; Visitation Rights; Other Information.
(a) The Custodian shall furnish to the Trustee and the Program Agent, not later than the Monthly Payment Date for each Collection Period, a report substantially in the form of Exhibit C hereto (each, a "Report"), setting forth, as of the last day of such Collection Period (with respect to each Report, the "Report Effective Date"), (i) the Loan Documents held by the Custodian as of such Report Effective Date and as of the Report Effective Date for the immediately preceding Report, (ii) the Loan Documents delivered to the Custodian since the Report Effective Date for the immediately preceding Report, and (iii) the Loan Documents released by the Custodian since the Report Effective Date for the immediately preceding Report. For purposes of clauses (ii) and (iii) above with respect to the first Report delivered by the Custodian hereunder, "the Report Effective Date for the immediately preceding Report" shall be deemed to mean the date on which the Loan Documents are initially delivered to the Custodian hereunder. Each Report shall identify the applicable Loan Documents by loan number.

                  (b) On the date any Loan Documents are initially delivered to the Custodian hereunder, (i) SFC shall deliver a notice to the Trustee and the Program Agent indicating such Loan Documents as shall have been added on such date, identified by loan number and (ii) the Custodian shall deliver to the Trustee (with a copy to the Program Agent and SFC) a Receipt substantially in the form of Exhibit D attached hereto identifying the Loan Documents that it has received and confirming that it holds such Loan Documents on the Trustee's behalf.

                  (c) From time to time upon reasonable prior notification, during normal business hours, the Program Agent and the Trustee, and any of their respective authorized agents, employees or representatives, shall have the right (i) to visit the office of the Custodian (or its subcontractor) where the Loan Documents are kept, (ii) to examine the facilities for the storage and safekeeping thereof, (iii) to review the procedures with which such documents are stored and catalogued, (iv) to examine and make copies of and abstracts from such documents, and (v) to discuss matters relating to the Loan Documents and the Custodian's performance hereunder with any officer of the Custodian having knowledge of such matters.

                  (d) The Custodian shall provide to the Trustee and the Program Agent such other information as either may from time to time reasonably request, concerning the Loan Documents which are in the possession of the Custodian.

                  SECTION 2.09. Custodian's Liability. The Custodian shall have no liability whatsoever by reason of any error of judgment for any act done or step taken or omitted by it, or for any mistake of fact or law for anything which it may do or refrain from doing in connection herewith, unless caused by or arising out of its own gross negligence or willful misconduct. Furthermore, the Program Agent, SFC and Sirrom each agree to hold the Custodian harmless from any and all losses, expenses, damages and costs (including, without limitation, attorneys fees) incurred by either as a result of their execution of, or performance of their respective obligations under, this Agreement, unless however, such losses, expenses, damages and costs are caused by or arise out of the Custodian's gross negligence or willful misconduct. The provisions of this Section 2.09 shall be continuing and shall survive the termination of this Agreement.



                                   ARTICLE III
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

                  SECTION 3.01. Representations and Warranties of the Custodian. The Custodian hereby represents and warrants to SFC, the Program Agent and the Trustee, on behalf of itself and the Noteholders, as follows:

                  (i) The Custodian is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States of America and has all required corporate power and authority to enter into and perform its obligations under this Agreement.

                  (ii) The execution, delivery and performance by the Custodian of this Agreement has been duly authorized by all necessary corporate action on the part of the Custodian.

                  (iii) The Custodian has, and has created, no liens against any Loan Document.

                  (iv) There are no actions or proceedings pending or, to the actual knowledge of any officers of the Custodian, threatened against it before any court or other governmental authority (A) which question the validity or enforceability of this Agreement; or (B) which relate to the trust powers of the Custodian and which, if determined adversely to the position of the Custodian, would materially and adversely affect the ability of the Custodian to perform its obligations as Custodian under this Agreement.

                  (v) This Agreement has been duly executed and delivered by the Custodian.

                                   ARTICLE IV
                                  MISCELLANEOUS

                  SECTION 4.01. Fees and Expenses of the Custodian. SFC agrees to pay the Custodian such fees (the "Custodian Fees") and expenses as set forth in the fee letter of even date herewith between SFC and the Custodian.

                  SECTION 4.02. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by each party hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 4.03. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of delivery by facsimile copy, when verbal communication of receipt is obtained, in each case addressed as aforesaid.

                  SECTION 4.04. Binding Effect; Assignability; Term. This Agreement shall be binding upon and inure to the benefit of the Trustee, the Program Agent, SFC, Sirrom and the Custodian and their respective successors and permitted assigns. The Program Agent may assign at any time its rights and obligations hereunder and interests herein without the consent of the SFC, Sirrom or the Custodian. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date, provided, however, that the provisions of Section 2.09 shall be continuing and shall survive the termination of this Agreement. The Custodian may not assign any of its rights, duties and obligations hereunder or any interest herein without the prior written consent, executed by an Authorized Employee, of the Program Agent.

                  SECTION 4.05. Resignation and Removal. The Custodian may resign at any time by giving written notice thereof to the Program Agent not less than 120 days' prior to the effective date of such resignation. The Custodian may be removed by the Trustee or the Program Agent at any time, with or without cause, by the Trustee or the Program Agent, as the case may be, giving written notice thereof to the Custodian not less than ten (10) days prior to the effective date of such removal. Upon any such resignation or removal, the Program Agent shall have the right to appoint a successor Custodian. Any such successor shall, upon its acceptance thereof, succeed to and become vested with all the rights, powers, privileges and duties of the retiring Custodian, and the retiring Custodian shall be discharged from its duties and obligations as Custodian under this Agreement.

                  SECTION 4.06. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws and decisions of the State of New York.

                  SECTION 4.07. Execution in Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                          SIRROM FUNDING CORPORATION



                                          By:
                                               ------------------------------
                                               Name:
                                               Title:

                                          Notice Address:
                                          c/o Sirrom Capital Corporation
                                          500 Church Street, Suite 200
                                          Nashville, Tennessee 37219
                                          Attention: Chief Financial Officer
                                          Telecopier: (615) 726-1208




                                          SIRROM CAPITAL CORPORATION,
                                          individually and as Servicer



                                          By:
                                               ------------------------------
                                               Name:
                                               Title:

                                          Notice Address:
                                          500 Church Street, Suite 200
                                          Nashville, Tennessee 37219
                                          Attention: Chief Financial Officer
                                          Telecopier: (615) 726-1208

                                          FIRST TRUST NATIONAL ASSOCIATION,
                                          as Custodian


                                          By:
                                               -------------------------------
                                               Name:
                                               Title:

                                          Notice Address:
                                          180 East Fifth Street, SPFTMZ04
                                          St. Paul, Minnesota 55101
                                          Attention: DCS - Client Services
                                          Telecopier: (612) 244-0010


                                          ING BARING (U.S.) CAPITAL MARKETS,
                                          INC., as Program Agent


                                          By:
                                               ------------------------------
                                               Name:
                                               Title:

                                          Notice Address:
                                          135 East 57th Street
                                          New York, New York  10022-2101
                                          Attention: Laurel S. Choate
                                          Telecopier: (212) 593-3362


Acknowledged and agreed to
this ____ day of December, 1996

FIRST TRUST NATIONAL ASSOCIATION,
as Trustee

By:
     ------------------------------
     Name:
     Title:

     Notice Address:
     180 East Fifth Street, SPFT0210
     St. Paul, Minnesota 55101
     Attention: Structured Finance Administration
     Telecopier:  (612) 244-0089

                                                                       EXHIBIT A


                     Form of Loan Document Transmittal Sheet

Loans transferred from Sirrom Funding Corporation to Sirrom Capital Corporation as of _______ (date)

                                                              Sirrom                    Custodial Confirmation
                                                                                        (Note any discrepancies)
---------------------------------------------------------------------------------------------------------------------------
Borrower Name
---------------------------------------------------------------------------------------------------------------------------
Loan Amount
---------------------------------------------------------------------------------------------------------------------------
Interest Rate
---------------------------------------------------------------------------------------------------------------------------
Maturity Date
---------------------------------------------------------------------------------------------------------------------------
Original Note properly endorsed
---------------------------------------------------------------------------------------------------------------------------
Original or Copy of  Loan Agreement
---------------------------------------------------------------------------------------------------------------------------
Original or Copy of  Security Agreement
---------------------------------------------------------------------------------------------------------------------------
Original Stock Warrant Agreement
---------------------------------------------------------------------------------------------------------------------------
Original Real Estate Related documents (if applicable)

1. Original mortgage (A certified copy if the original has been lost or a copy with the signature of a responsible officer stating that the mortgage is at the recording office)

2.       An original endorsed assignment of the
         mortgage (or copy in the case of the
         circumstances discussed in (1) above)

3. Originals of all intervening documents (or copy in the case of the circumstances discussed in (1) above)

4.       Copies of appraisals, environmental surveys
         and questionnaires, title insurance policies,
         etc.
---------------------------------------------------------------------------------------------------------------------------
List of any other documents



---------------------------------------------------------------------------------------------------------------------------

* Upon completion, please fax immediately to the Program Agent, the Trustee, Sirrom Funding Corporation and Sirrom Capital Corporation.

                                                                     EXHIBIT B-1

                              __________ __, 199__


First Trust National Association,
 as Custodian
180 East Fifth Street, SPFTMZ04
St. Paul, Minnesota 55101
Attention: DCS - Client Services

First Trust National Association,
 as Trustee
180 East Fifth Street, SPFT0210
St. Paul, Minnesota 55101
Attention: Structured Finance Administration

ING Baring (U.S.) Capital
 Markets, Inc., as Program Agent
135 East 57th Street
New York, New York  10022
Attention:  Joseph S. Weingarten


                  Re:      Sirrom Funding Corporation - Removal of Loan
                           Documents

Ladies and Gentlemen:

                  Pursuant to Section 2.04(b) of that certain Custodian Agreement dated as of [_________], 1996 (the "Custodian Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Custodian Agreement) among Sirrom Funding Corporation ("SFC"), Sirrom Capital Corporation, First Trust National Association, as Custodian and ING Baring (U.S.) Capital Markets, Inc., as Program Agent, the undersigned hereby requests that the following Loan Documents be delivered into our possession:

                    [Identify Loan Documents to be released,
             including loan numbers and other requested information]

                  In connection with the foregoing, the undersigned hereby represents and warrants as follows:

                  (a) A copy of this notice has been delivered to the Trustee and the Program Agent simultaneously with delivery to the Custodian.

                  (b) With respect to each of the foregoing Loan Documents, either (1)(A) the applicable Issuer Loan is an Ineligible Purchased Loan (as such term is defined in the Loan Purchase Agreement) and (B) Sirrom has, pursuant to Section 8.02 of the Loan Purchase Agreement, either (x) substituted a new Eligible Loan therefor and delivered the Loan Documents related thereto to the Custodian or (y) repurchased such Ineligible Purchased Loan by depositing repurchase price thereof to the Collection Account, or (2) the applicable Issuer Loan has been transferred pursuant to Section 2.06(a) of the Indenture and all of the conditions precedent to such transfer have been satisfied.

                  (c) No Set-Aside Period shall have occurred and be continuing, no Event of Default, "Event of Default" under any Supplement or Servicer Default shall have occurred or be continuing, nor shall any event exist which but for notice, or the lapse of time, or both, would constitute an Event of Default, an "Event of Default" under any Supplement or a Servicer Default.

                                                 Very truly yours,

                                                 SIRROM FUNDING CORPORATION


                                                 By:
                                                    ------------------------
                                                             [Title]

                                                                     EXHIBIT B-2

                              __________ __, 199__

First Trust National Association,
 as Custodian
180 East Fifth Street, SPFTMZ04
St. Paul, Minnesota 55101
Attention: DCS - Client Services

First Trust National Association,
 as Trustee
180 East Fifth Street, SPFT0210
St. Paul, Minnesota 55101
Attention: Structured Finance Administration

ING Baring (U.S.) Capital
 Markets, Inc., as Program Agent
135 East 57th Street
New York, New York  10022
Attention:  Joseph S. Weingarten


                  Re:      Sirrom Funding Corporation - Removal of Loan
                           Documents

Ladies and Gentlemen:

                  Pursuant to Section 2.04(c) of that certain Custodian Agreement dated as of [_________], 1996 (the "Custodian Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Custodian Agreement) among Sirrom Funding Corporation ("SFC"), Sirrom Capital Corporation, First Trust National Association, as Custodian and ING Baring (U.S.) Capital Markets, Inc., as Program Agent, the undersigned hereby requests that the following Loan Documents be delivered into our possession:

                    [Identify Loan Documents to be released,
             including loan numbers and other requested information]

                  In connection with the foregoing, the undersigned hereby represents and warrants as follows:

                  (a) A copy of this notice has been delivered to the Trustee and the Program Agent simultaneously with delivery to the Custodian.

                  (b) With respect to each of the foregoing Loan Documents, either (1)(A) the applicable Issuer Loan has been paid in full and (B) that all amounts received or to be received in connection with such payment which are required to be transferred to the Collection Account in accordance with the terms of the Indenture have been so transferred or (2) the Servicer has reasonably determined that it is necessary to take possession of the Loan Documents with respect to such Issuer Loan for the purpose of foreclosure thereon or further servicing thereof.

                  (c) No Set-Aside Period shall have occurred and be continuing, no Event of Default, "Event of Default" under any Supplement or Servicer Default shall have occurred or be continuing, nor shall any event exist which but for notice, or the lapse of time, or both, would constitute an Event of Default, an "Event of Default" under any Supplement or a Servicer Default.


                                               Very truly yours,

                                               SIRROM CAPITAL CORPORATION


                                               By:
                                                  ----------------------
                                                           [Title]

                                                                       EXHIBIT C



                              __________ __, 199__



First Trust National Association,
 as Trustee
180 East Fifth Street, SPFT0210
St. Paul, Minnesota 55101
Attention: Structured Finance Administration

ING Baring (U.S.) Capital
 Markets, Inc., as Program Agent
135 East 57th Street
New York, New York  10022
Attention:  Joseph S. Weingarten

                  Re:      Sirrom Funding Corporation - Report

Ladies and Gentlemen:

                  We are sending this letter to you pursuant to Section 2.08(a) of that certain Custodian Agreement dated as of [_________], 1996 (the "Custodian Agreement") among Sirrom Funding Corporation ("SFC"), Sirrom Capital Corporation, First Trust National Association, as Custodian and ING Baring (U.S.) Capital Markets, Inc., as Program Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Custodian Agreement). This letter constitutes the Report for the period (the "Report Period") from ________________ to _________________ (the "Report
Effective Date"). As of such Report Effective Date:


         1.       Loan Documents Held During Entire Report Period

                           [List applicable Loan Documents by loan
                           number, and include other requested information]


         2.       Loan Documents Delivered During Report Period

                           [List applicable Loan Documents by loan
                           number, and include other requested information]

         3.       Loan Documents Released During Report Period

                           [List applicable Loan Documents by loan
                           number, and include other requested information]

                                             Very truly yours,


                                             FIRST TRUST NATIONAL
                                             ASSOCIATION, as Custodian


                                             By:
                                                ---------------------
                                                         [Title]

                                                                       EXHIBIT D

                              __________ __, 199__


First Trust National Association,
 as Trustee
180 East Fifth Street, SPFT0210
St. Paul, Minnesota 55101
Attention: Structured Finance Administration

ING Baring (U.S.) Capital
 Markets, Inc., as Program Agent
135 East 57th Street
New York, New York  10022
Attention:  Joseph S. Weingarten

                  Re:      Sirrom Funding Corporation - Report

Ladies and Gentlemen:

                  We are sending this letter to you pursuant to Section 2.08(b) of that certain Custodian Agreement dated as of [_________], 1996 (the "Custodian Agreement") among Sirrom Funding Corporation ("SFC"), Sirrom Capital Corporation, First Trust National Association, as Custodian and ING Baring (U.S.) Capital Markets, Inc., as Program Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Custodian Agreement).

                  The undersigned hereby confirms to you its receipt of the following Loan Documents:

                           [List applicable Loan Documents by loan
                           number, and include other requested information]

The undersigned hereby confirms that all of the above-listed Loan Documents shall be held in trust for the benefit of the Trustee, on behalf of the Noteholders, and shall be held at all times hereafter in accordance with the terms of the Custodial Agreement.

                                            Very truly yours,

                                            FIRST TRUST NATIONAL
                                            ASSOCIATION, as Custodian


                                            By:
                                               -----------------------
                                                        [Title]

                                                                       EXHIBIT E


                              RESPONSIBLE OFFICERS


         Name                                                 Title
         ----                                                 -----

George M. Miller, II                                 President

David M. Resha                                       Chief Operating Officer

Carl W. Stratton                                     Chief Financial Officer

Kimberly Stringfield                                 Controller/Treasurer

                                   SCHEDULE I

                              Authorized Employees



Joseph S. Weingarten
Evan E. Binder
Laurel S. Choate
Kenneth W. Bradt
Daniel M. Berger
Jennifer A. Wickoff